UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 24, 2026

DigitalOcean Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40252	45-5207470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Edgeview Drive, Suite 425 Broomfield, Colorado		80021
(Address of principal executive offices)		(Zip Code)

(646) 827-4366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000025 per share	DOCN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 24, 2026, DigitalOcean Holdings, Inc. (the “Company”) entered into an underwriting agreement, dated March 24, 2026 (the “Underwriting Agreement”), by and between the Company and J.P. Morgan Securities LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”).

Pursuant to the Underwriting Agreement, subject to the terms and conditions expressed therein, the Company agreed to sell to the Underwriters an aggregate of 10,389,611 shares of the Company’s common stock, $0.000025 par value per share (the “common stock”), at a price of $74.40125 per share, and granted the Underwriters an option (the “Option”) for 30 days to purchase up to 1,558,441 additional shares of the common stock at a price of $74.40125 per share. The shares of common stock are being sold pursuant to a prospectus supplement, dated March 24, 2026, and related prospectus, dated March 24, 2026, each filed with the Securities and Exchange Commission, relating to the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-294563).

On March 25, 2026, the Underwriters exercised the Option in full.

The Company has agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended. If the Company is unable to provide the required indemnification, the Company has agreed to contribute to payments the Underwriters may be required to make in respect of those liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company, and customary conditions to closing.

The offering is expected to close on March 26, 2026, subject to the conditions stated in the Underwriting Agreement. The Company intends to use the net proceeds from the offering (i) to make investments in additional infrastructure capacity, beyond what it has previously communicated, to support customer demand for the Company’s cloud / AI platform, (ii) to strengthen its balance sheet by paying down its existing Term Loan A, and (iii) for general corporate purposes.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the common stock sold pursuant to the Underwriting Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 24, 2026, among DigitalOcean Holdings, Inc. and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File — the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2026

DigitalOcean Holdings, Inc.

By:	/s/ W. Matthew Steinfort
W. Matthew Steinfort, Chief Financial Officer

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